Exhibit 25.1

Registration No. 333-

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)    ☒

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

SUNGARD DATA SYSTEMS, INC.

(Exact name of obligor as specified in its charter)

Delaware	51-0267091
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Table of Additional Registrants

Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number

Advanced Portfolio Technologies, Inc.	Delaware	22-3245876

Automated Securities Clearance LLC	Delaware	22-3701255

Exeter Educational Management Systems, Inc.	Massachusetts	04-3123926

Inflow LLC	Delaware	84-1439489

Online Securities Processing Inc.	Delaware	77-0589377

SIS Europe Holdings LLC	Delaware	41-1511643

SRS Development Inc.	Delaware	23-2746281

SunGard Ambit LLC	Delaware	04-2766162

SunGard Asia Pacific Inc.	Delaware	51-0370861

SunGard Availability Services LP	Pennsylvania	23-2106195

SunGard Availability Services Ltd.	Delaware	23-3024711

SunGard AvantGard LLC	California	95-3440473

SunGard Business Systems LLC	Delaware	23-2139612

SunGard Computer Services LLC	Delaware	68-0499469

SunGard Consulting Services LLC	Delaware	87-0727844

SunGard CSA LLC	Delaware	20-4280640

SunGard Development Corporation	Delaware	23-2589002

SunGard DIS Inc.	Delaware	23-2829670

SunGard Energy Systems Inc.	Delaware	13-4081739

SunGard eProcess Intelligence LLC	Delaware	13-3217303

SunGard Financial Systems LLC	Delaware	23-2585361

SunGard Higher Education Inc.	Delaware	23-2303679

SunGard Higher Education Managed Services Inc.	Delaware	23-2414968

SunGard Investment Systems LLC	Delaware	23-2115509

SunGard Investment Ventures LLC	Delaware	51-0297001

SunGard iWORKS LLC	Delaware	23-2814630

SunGard iWORKS P&C (US) Inc.	Delaware	13-3248040

SunGard Kiodex LLC	Delaware	13-4100480

SunGard NetWork Solutions Inc.	Delaware	23-2981034

SunGard Public Sector Inc.	Florida	59-2133858

SunGard Reference Data Solutions LLC	Delaware	72-1571745

SunGard SAS Holdings Inc.	Delaware	26-0052190

SunGard Securities Finance LLC	Delaware	13-3799258

SunGard Securities Finance International LLC	Delaware	13-3809371

SunGard Shareholders Systems LLC	Delaware	23-2025519

SunGard Software, Inc.	Delaware	51-2087708

SunGard Systems International Inc.	Pennsylvania	23-2490902

SunGard Technology Services LLC	Delaware	23-2579118

SunGard VeriCenter, Inc.	Delaware	76-0624039

SunGard VPM Inc.	New York	11-3159462

SunGard Workflow Solutions LLC	Delaware	63-1019430

Delaware	51-0267091
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Senior Notes

and Guarantees of Senior Debt Securities

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, N.Y. 10004-1417, and Albany, N.Y. 12223

Federal Reserve Bank of New York	33 Liberty Street, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly known as The Bank of New York, itself formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121195).

6.	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 1st day of April, 2011.

THE BANK OF NEW YORK MELLON

By:	/S/ MARY MISELIS
Name:	MARY MISELIS
Title:	VICE PRESIDENT

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2010, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,924,000
Interest-bearing balances	64,634,000
Securities:
Held-to-maturity securities	3,651,000
Available-for-sale securities	58,491,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	20,000
Securities purchased under agreements to resell	1,792,000
Loans and lease financing receivables:
Loans and leases held for sale	6,000
Loans and leases, net of unearned income	23,307,000
LESS: Allowance for loan and lease losses	482,000
Loans and leases, net of unearned income and allowance	22,825,000
Trading assets	4,910,000
Premises and fixed assets (including capitalized leases)	1,163,000
Other real estate owned	6,000
Investments in unconsolidated subsidiaries and associated companies	947,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,364,000
Other intangible assets	1,805,000

Other assets	12,317,000

Total assets	181,855,000

LIABILITIES
Deposits:
In domestic offices	65,674,000
Noninterest-bearing	33,246,000
Interest-bearing	32,428,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	75,029,000
Noninterest-bearing	4,900,000
Interest-bearing	70,129,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	3,272,000
Securities sold under agreements to repurchase	1,550,000
Trading liabilities	6,207,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	2,191,000
Not applicable
Not applicable
Subordinated notes and debentures	3,490,000
Other liabilities	8,577,000

Total liabilities	165,990,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	8,591,000
Retained earnings	6,821,000
Accumulated other comprehensive income	-1,044,000
Other equity capital components	0
Total bank equity capital	15,503,000
Noncontrolling (minority) interests in consolidated subsidiaries	362,000
Total equity capital	15,865,000

Total liabilities and equity capital	181,855,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons, Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Robert P. Kelly Gerald L. Hassell Catherine A. Rein	Directors